                                                                    EXHIBIT 1(b)



                                 TERMS AGREEMENT

Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.
  As Underwriters,
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013
                                                                   June 11, 1997
Ladies and Gentlemen:

         Potash Corporation of Saskatchewan Inc., a Saskatchewan corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 11, 1997 (the "Underwriting Agreement"), to issue and sell to you, the Underwriters named in Schedule I hereto (the "Underwriters"), the Securities specified in Schedule II hereto (the "Purchased Securities"), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in said Schedule II, the principal amount of Purchased Securities set forth opposite the name of such Underwriter in said
Schedule I. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended or supplemented relating to the Purchased Securities which are the subject of this Terms Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                         Very truly yours,

                                         POTASH CORPORATION OF SASKATCHEWAN INC.

                                         By   /s/  Charles Childers
                                            ----------------------------------
                                                   Charles Childers

                                         By   /s/  Barry Humphreys
                                            ----------------------------------
                                                   Barry Humphreys

Confirmed as of the date first
above mentioned

Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
J.P. Morgan Securities Inc.

     As Underwriters

By Smith Barney Inc.

By /s/ Chris Burley
   ---------------------------
       Chris Burley
       Authorized Officer

                                   SCHEDULE I

                                                                                      Principal
                                                                                      Amount of
                                                                                      Purchased
                                                                                     Securities
                                                                                        to be
                           Underwriter                                                Purchased
                           -----------                                                ---------
Smith Barney Inc.                                                                    $100,000,000
Donaldson, Lufkin & Jenrette Securities Corporation                                   100,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated                                    100,000,000
J.P. Morgan Securities Inc.                                                           100,000,000
                                                                                      -----------
         Total                                                                       $400,000,000
                                                                                     ============

                                   SCHEDULE II

TITLE OF PURCHASED SECURITIES:

         7-1/8% Notes due June 15, 2007

AGGREGATE PRINCIPAL AMOUNT:

         $400,000,000

PRICE TO PUBLIC AND PURCHASE PRICE BY UNDERWRITERS:

         99.332% of the principal amount of the Purchased Securities, plus accrued interest, if any, from June 16, 1997

UNDERWRITING COMMISSION:

         0.65% of the principal amount of the Purchased Securities

FORM OF PURCHASED SECURITIES:

         Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Underwriters at least twenty-four hours prior to the Closing Date at the office of DTC

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Same day funds, to be paid by wire transfer, net of Underwriting commission

CLOSING DATE:

         11:00 a.m. (New York City time), June 16, 1997

INDENTURE:

         Indenture dated June 16, 1997, between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee

MATURITY:

         June 15, 2007

INTEREST RATE:

         7-1/8% per annum
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INTEREST PAYMENT DATES:

 June 15 and December 15, commencing December 15, 1997

RECORD DATES:

 June 1 and December 1 of each year

DEFEASANCE PROVISIONS:

 As set forth in Article Four and Article Fourteen of the Indenture

CLOSING LOCATION FOR DELIVERY OF PURCHASED SECURITIES:

 New York, New York

CLOSING LOCATION:

 Skadden, Arps, Slate, Meagher & Flom LLP
 919 Third Avenue
 New York, New York 10022

NAMES AND ADDRESSES OF REPRESENTATIVES:

 Designated Representatives: Smith Barney Inc.
                             Donaldson, Lufkin & Jenrette Securities Corporation Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities Inc.

 Address for Notices, etc.:  Smith Barney Inc.
                             388 Greenwich Street
                             New York, New York 10013

                                  SCHEDULE III


PCS Phosphate Company, Inc. (Delaware)
PCS Nitrogen, Inc. (Delaware)
White Springs Agricultural Chemicals, Inc. (Delaware)
PCS Sales (USA), Inc. (Delaware)
PCS L.P., Inc. (Delaware)
PCS Nitrogen Fertilizer, L.P. (Delaware)
Potash Holding Co., Inc. (Delaware)
Phosphate Holding Co., Inc. (Delaware)
PCS Finance LLC
PCS Sales (Canada) Inc. (Saskatchewan)
609430 Saskatchewan Ltd. (Saskatchewan)